Exhibit 99.1

Agreement of Joint Filing

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Date: July 27, 2006

CARLYLE OFFSHORE PARTNERS II, LTD.

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

TCG HOLDINGS CAYMAN, L.P.

	By:	CARLYLE OFFSHORE PARTNERS II, LTD., as its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

TC GROUP CAYMAN, L.P.

	By:	TCG HOLDINGS CAYMAN, L.P., as its general partner

	By:	CARLYLE OFFSHORE PARTNERS II, LTD., as its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

CIPA, LTD.

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

CIPA GENERAL PARTNER, L.P.

	By:	CIPA, LTD., as its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

CARLYLE ASIA VENTURE PARTNERS II, L.P.

	By:	CIPA GENERAL PARTNER, L.P., as its general partner

	By:	CIPA, LTD., as its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

CAVP II CO-INVESTMENT, L.P.

	By:	CIPA GENERAL PARTNER, L.P., as its general partner

	By:	CIPA, LTD., as its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director